Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 31, 2023, on the consolidated financial statements of Duos Technologies Group, Inc. at December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, included herein on the registration statement of Duos Technologies Group, Inc. on Amendment No. 1 to Form S-1 and to the reference to our firm under the heading “Interests of Named Experts and Counsel” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

February 12, 2024